EXHIBIT 99.1

Cubist Pharmaceuticals 3rd Quarter Total Net Revenues Up 28%

Total Net Revenues $143.5 Million; Net Product Revenues $141.6 Million

Earnings Conference Call & Webcast Today (With Slides) at 5:00 pm ET

Lexington, Mass., Oct. 15, 2009 — Cubist Pharmaceuticals, Inc. (NASDAQ: CBST) today announced results for the third quarter ended September 30, 2009.

Third Quarter 2009 Highlights:

•      3Q09 Total net revenues up 28% vs. 3Q08

•      3Q09 Total net revenues up 10% vs. 2Q09

•      3Q09 GAAP EPS of 42 cents

•      3Q09 non-GAAP EPS of 65 cents

With three quarters of 2009 revenue recorded, Cubist has tightened its full year 2009 guidance for CUBICIN U.S. net revenue to between $520 and $525 Million, which is within the range the company announced in January.  Cubist’s updated guidance for the full year would represent CUBICIN U.S. net revenue growth of at least 25%.

“Today we have reported another strong quarter”, said Michael Bonney, President and CEO of Cubist. “We continue to make great progress toward our goal of building the world’s leading company focusing on therapies for acutely ill patients. Our strong top and bottom line results have been achieved in an environment that has been tough for many branded pharmaceuticals. Cubist’s top line performance reflects the unique strengths of our anti-MRSA agent CUBICIN as well as the expertise of our acute care medical and commercial organizations. Our four development programs and candidates are all progressing toward important data and decision points in the next 3 to 9 months.”

Net Income

Net income for the third quarter ended September 30, 2009, on a GAAP basis, was $25.4 million, or $0.44 and $0.42 per basic and diluted share, respectively, as compared to net income of $25.0 million, or $0.44 per basic and diluted share for the third quarter ended September 30, 2008.

Cubist’s non-GAAP net income for the third quarter ended September 30, 2009 was $43.2 million, or $0.75 and $0.65 per basic and diluted share, respectively, as compared to non-GAAP net income of $31.1 million, or $0.55 and $0.48 per basic and diluted share, respectively, for the third quarter ended September 30, 2008.  A reconciliation between GAAP and non-GAAP net income is provided in the Condensed Consolidated Statement of Operations Non-GAAP table included with this release.

As of September 30, 2009, Cubist had $519.8 million in cash, cash equivalents and investments. The total number of Cubist’s common shares outstanding as of September 30, 2009 was 57,912,625.

Pipeline Update

•      RSV Co-development program with Alnylam:

In collaboration with Alnylam, Cubist is in the final stages of evaluating all data for RSV-01 and second generation candidates. The co-development partners will determine next steps in a path forward for development of a potential RSV therapy in pediatrics as well as in adults by year end.

•      Two antibiotic candidates now in Phase 1

In the first half of 2010 Cubist anticipates making  important Phase 2 decisions on our two antibiotic candidates now in Phase 1 studies—an IV antibiotic in development for the treatment of infections caused by multi-drug-resistant Gram-negative infections and an oral antibiotic in development as treatment for clostridium difficile associated diarrhea, or CDAD. Key input for these decisions will be safety data from the Phase 1 single- and multiple-ascending dose studies which should be available the first half of next year.

•      Ecallantide, Phase 2 trials proceeding smoothly

During 2010 Cubist anticipates a number of important milestones for the company’s Phase 2 candidate, ecallantide, in-licensed from Dyax last year and being developed by Cubist for the reduction of blood loss during on-pump cardiac surgery. Earlier this year, Cubist initiated both CONSERV™ 1 in the U.S. and CONSERV™ 2 in the EU. Enrollment is proceeding smoothly.  The company anticipates that data from these trials will be unblinded early in 2010 with preparation to follow for end-of-Phase 2 meetings with the U.S. and EU regulatory bodies.

Use of Non-GAAP Financial Measures

Cubist uses non-GAAP net income and non-GAAP net income per share data to improve its analysis of operational results and trends. Cubist’s management also uses these non-GAAP figures to make financial and operational decisions as these numbers exclude non-operational activities and because management believes these measures are useful to investors because they provide greater transparency regarding Cubist’s operating performance. These measures should not be considered an alternative to measurements required by GAAP, such as net income and net income per share, and should not be considered measures of our liquidity. In addition, these non-GAAP measures are unlikely to be comparable with non-GAAP information provided by other companies. A reconciliation between non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release after the unaudited condensed consolidated financial statements.

Conference Call and Webcast Information

Teleconference Information:

Event Date: 10/15/2009

Event Time: 5:00 PM Eastern

Event Title: Third Quarter 2009 Earnings Call

Participant Dial-In Numbers: 877-407-8289

For more information: http://www.investorcalendar.com/IC/CEPage.asp?ID=149453

Replay / archive access is here:

(877) 660-6853 (Toll free)

(201) 612-7415 (Local / Int’l)

Acct. #: 351

Conference ID: 332096

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address unmet medical needs in acutely ill patients. In the U.S., Cubist markets CUBICIN® (daptomycin for injection), the first antibiotic in a new class of anti-infectives called lipopeptides. In July 2008, Cubist entered into an agreement with AstraZeneca to promote their established antibiotic, MERREM® I.V. (meropenem for injection) in the U.S. The Cubist product pipeline includes ecallantide, a recombinant human protein in Phase 2 clinical trials — CONSERV™-1 and CONSERV™-2 — for the reduction of blood loss during on pump cardiac surgery, and two Phase 1 programs that address unmet medical needs, one in CDAD (Clostridium difficile-associated diarrhea) and the other in multi-drug resistant (MDR) Gram-negative infections. In addition, the Company, in collaboration with Alnylam Pharmaceuticals, Inc. (Cambridge, MA), has a pre-IND and a Phase 2 program underway for novel treatments for respiratory syncytial virus infections using Alnylam’s RNA-interference technology. Cubist is headquartered in Lexington, MA. Additional information can be found at Cubist’s web site at www.cubist.com.

Cubist Safe Harbor Statement

This press release contains forward-looking statements regarding CUBICIN performance and our pipeline programs. There are many factors that could cause actual results to differ materially from those in these forward-looking statements. These factors include the following: the level of acceptance of CUBICIN by physicians, patients, third-party payors and the medical community; any changes in the current or anticipated market demand or medical need for CUBICIN; any unexpected adverse events related to CUBICIN, particularly as CUBICIN is used in the treatment of a growing number of patients around the world; the results of the patent infringement lawsuit that Cubist has filed against Teva Parenteral Medicines, Inc. and its affiliates in response to Teva’s Abbreviated New Drug Application, or ANDA, with the U.S. Food and Drug Administration, or FDA, regarding CUBICIN and any litigation related thereto, and any other litigation that we file to defend and/or assert our patents; whether or not additional third parties may seek to market generic versions of our products by filing ANDAs with the FDA and the results of any litigation that we file to defend and/or assert our patents against such companies; the effectiveness of our sales force and our sales force’s ability to access targeted physicians; the continued growth of the market into which we sell CUBICIN; competition in the markets in which we and our partners market CUBICIN, including marketing approvals for new products that will be competitive with CUBICIN; the ability of our third party manufacturers, including our single source provider of API, to manufacture sufficient quantities of CUBICIN in accordance with Good Manufacturing Practices and other requirements of the regulatory approvals for CUBICIN and at an acceptable cost; the effect that the results of ongoing or future clinical trials of CUBICIN may have on its acceptance in the medical community; our ability to successfully develop our pipeline product candidates; whether the FDA accepts proposed clinical trial protocols in a timely manner for additional studies of CUBICIN or any other drug candidate we seek to enter into clinical trials; our ability to conduct successful clinical trials in a timely manner; legislative and policy changes in the U.S. and other jurisdictions where our products are sold that may affect the ease of getting a new product or a new indication approved; changes in government reimbursement for our or our competitors’ products; our dependence upon collaborations with our partners and our partners’ ability to execute on development and regulatory expectations; our ability, and our partners’ ability, to protect the proprietary technologies and intellectual property related to our product candidates; and a variety of risks common to our industry, including ongoing regulatory review, securing adequate supplies of drug product and drug substance of our products and product candidates on a timely basis, public and investment community perception of the industry, legislative or regulatory changes, and our ability to attract and retain talented employees. Drug development involves a high degree of risk. Success in pre-clinical trials or early stage clinical trials does not mean that later stage trials will be successful.

Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent annual and quarterly reports with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings, which are incorporated in this press release by this reference.

Forward-looking statements speak only as of the date of this release, and Cubist undertakes no obligation to update or revise these statements, except as may be required by law.

Cubist and CUBICIN are registered trademarks of Cubist Pharmaceuticals, Inc.

AstraZeneca and MERREM are registered trademarks of the AstraZeneca group of companies.

Contacts:
Cubist Pharmaceuticals, Inc.	Weber Shandwick
Eileen C. McIntyre	Tara Murphy
Senior Director, Corporate Communications	(617) 520-7045
(781) 860-8533	tara.murphy@webershandwick.com
eileen.mcintyre@cubist.com

Tables Follow

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(in thousands)

	September 30,	December 31,
	2009	2008
		(as adjusted)
ASSETS
Cash, cash equivalents and investments	$519,783	$417,945
Accounts receivable, net	56,380	43,162
Inventory	22,980	21,958
Property and equipment, net	69,656	66,819
Deferred tax assets, net	79,008	102,247
Other assets	32,857	37,010

Total assets	$780,664	$689,141

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$69,210	$79,584
Deferred revenue	26,774	21,340
Debt and other long-term liabilities, net	245,600	235,890
Total liabilities	341,584	336,814

Total stockholders’ equity	439,080	352,327

Total liabilities and stockholders’ equity	$780,664	$689,141

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

(in thousands, except share and per share data)

	Three months ended				Nine months ended
	September 30,				September 30,
	2009		2008		2009		2008
			(as adjusted)				(as adjusted)
Revenues:
U.S. product revenues, net	$137,660		$109,199		$376,180		$294,623
International product revenues	3,928		1,426		8,877		5,233
Service revenues	1,500		1,418		9,050		1,418
Other revenues	446		392		1,316		1,212
Total revenues, net	143,534		112,435		395,423		302,486

Costs and expenses:
Cost of product revenues	30,771		23,523		83,329		65,573
Research and development	35,527		28,629		118,440		96,186
Sales and marketing	18,883		22,223		60,020		64,393
General and administrative	12,857		9,341		36,446		31,295
Total costs and expenses	98,038		83,716		298,235		257,447

Operating income	45,496		28,719		97,188		45,039

Other income (expense), net	(4,170)		(2,363)		(12,492)		(9,463)

Income before income taxes	41,326		26,356		84,696		35,576

Provision for income taxes	15,947		1,387		27,765		2,153

Net income	$25,379		$24,969		$56,931		$33,423

Basic net income per common share	$0.44		$0.44		$0.99		$0.59
Diluted net income per common share	$0.42	(1)	$0.44	(1)	$0.98	(1)	$0.58	(2)

Shares used in calculating:
Basic net income per common share	57,842,403		56,761,058		57,673,057		56,458,964
Diluted net income per common share	68,534,597		67,960,170		68,322,580		57,857,547

(1)	Includes add back of interest expense, debt issuance costs and debt discount amortization on 2.25% notes to income, net of tax effect
(2)	Includes add back of interest expense, debt issuance costs, debt discount amortization and net loss on repurchase of 2.25% notes to income, net of tax effect

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP

UNAUDITED

(in thousands, except share and per share data)

	Three months ended				Nine months ended
	September 30,				September 30,
	2009		2008		2009		2008

GAAP net income	$25,379		$24,969		$56,931		$33,423

Non-cash stock-based compensation expense	3,710		3,030		10,194		8,864

Non-cash debt discount amortization	3,332		3,065		9,790		9,417

Ecallantide licensing fees	—		—		—		17,500

Upfront payment related to Alnylam collaboration	—		—		20,000		—

Non-cash tax expense	13,450		—		23,420		—

Non-cash loss on disposal of assets	—		—		—		2,323

Income tax effect of Non-GAAP adjustments	(2,647)		—		(14,326)		—

Non-GAAP proforma net income	$43,224		$31,064		$106,009		$71,527

Non-GAAP basic net income per common share	$0.75		$0.55		$1.84		$1.27
Non-GAAP diluted net income per common share	$0.65	(1)	$0.48	(1)	$1.61	(1)	$1.09	(2)

Shares used in calculating:
Non-GAAP basic net income per common share	57,842,403		56,761,058		57,673,057		56,458,964
Non-GAAP diluted net income per common share	68,534,597		67,960,170		68,322,580		67,832,329

(1)	Includes add back of interest expense and debt issuance costs on 2.25% notes to income, net of tax effect
(2)	Includes add back of interest expense, debt issuance costs and net loss on repurchase of 2.25% notes to income, net of tax effect